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                       SECURITIES AND EXCHANGE COMMISSION

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                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                         AUGUST 2, 1999 (JULY 30, 1999)






                              BETA OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)






     Nevada                333-68381                       86-0876964
(State or other    (Commission File Number) (I.R.S. Employer Identification No.)
jurisdiction of
incorporation or
organization)






901 Dove Street, #230, Newport Beach, Ca                  92660
(Address of principal executive offices)                (Zip Code)








                                 (949) 752-5212
              (Registrant's telephone number, including area code)








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Item 5.  OTHER EVENTS

On July 30, 1999, Beta Oil & Gas, Inc. ("Registrant") completed its initial public offering of common stock. Registrant sold 1,465,490 shares of common stock at $6.00 per share out of the 1,500,000 maximum number of shares offered pursuant to its S-1 Registration Statement which was declared effective July 1, 1999. Registrant intends to withdraw from registration the 34,510 unsold shares, the 150,000 shares registered to satisfy an "Over-Allotment Option," and a total of 31,878 shares issuable upon exercise of Selected Dealer Warrants in connection with the unsold portion of the offering, including the Over-allotment Option.

Upon completion of the initial public offering, Registrant has 8,982,982 shares of common stock outstanding and 2,477,193 shares of common stock reserved for issuance upon exercise of warrants. Registrant realized gross proceeds of $8,792,948 from the sale of its common stock in the initial public offering, before deducting commissions and offering expenses.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.





                                    BETA OIL & GAS, INC.


Date:  August 2, 1999         By    /s/ J. Chris Steinhauser
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                                   J. Chris Steinhauser
                                   Chief Financial Officer,
                                   Principal Accounting Officer
                                   and Director